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                                                                   Exhibit 10.10

                      TROPICAL SPORTSWEAR INT'L CORPORATION
                             4902 WEST WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302

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Memorandum of Agreement
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TO:   Ms. Robin J. Cohan

FROM: Board of Directors

DATE: August 11, 2003 (the "Effective Date")

RE:   Employment Arrangement

         We are pleased to confirm the terms of your employment arrangement with the Company.

         You are employed by the Company as its Executive Vice President and Chief Financial Officer. The term of your employment will be for twelve months, but the term will automatically renew every day for an additional day so that there will be a continuously remaining term of twelve months.

         Your annual base salary is $200,000. You are eligible to receive an annual cash bonus of up to 100% of your base salary if you meet specified targets regarding your and the Company's performance. You will also receive paid vacation and holidays and fringe benefits (including health and life insurance and other welfare benefits) comparable to that received by other officer-level employees of the Company.

         The Company may terminate your employment at any time upon written notice setting out the termination date, as follows:

         (a) The Company may terminate your employment with "Cause." "Cause" shall mean and be limited to:

             (1) commission or conviction of, or plea of guilty or nolo contendere to, any crime or offense involving money or other property of the Company or others or which constitutes a felony or a crime involving moral turpitude in the jurisdiction involved;

             (2) fraud on the Company or otherwise relating to the Company or its business;

             (3)  theft of any property of the Company;

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             (4)  use of illegal drugs, misuse of prescription drugs that affects your performance or repeated abuse of alcohol in connection with your employment or any Company duty or function;

             (5) any willful material breach of the performance of your duties which continues after written notice from the Company;

             (6) failure or refusal to carry out or abide by a directive of the President, Chief Executive Officer, or the Board of Directors, or their designees, within five (5) business days after receipt of written notice of the alleged failure or refusal;

             (7) material misrepresentation to any officer or director of the Company;

             (8) continued poor performance or nonperformance of your duties for more than thirty (30) days after receipt of written notice from the Company detailing the poor performance or nonperformance and demanding cure;

             (9) any disclosure to any "Person" other than the Company and its directors, officers, and employees of any "Confidential Information" or "Trade Secrets" of the Company which is detrimental to the interests of the Company or made outside the scope of the Employee's duties to the Company (terms in quotation marks are defined below in the definitions relating to the restrictive covenants); or

             (10) engaging by the Employee, without prior consent of the Board of Directors of the Company, in any other business other than the business of the Company which interferes in any material respect with the performance of Employee's duties.

"Cause" does not include substandard performance or nonperformance by you. If your employment is terminated for cause, you will not be entitled to any separation benefits from the Company, and your salary, bonus, benefits, and business expense reimbursements will cease as of the termination date. Any salary, bonus, benefits, or expense reimbursement not paid on the termination date will be paid by the Company within forty-five (45) days following termination.

         (b) The Company may terminate your employment without Cause. If your employment is terminated without cause, you will be entitled to receive your base salary and a continuation of your health insurance benefits for the remainder of the term (12 months). Any salary, bonus, benefits, or expense reimbursement not paid on the termination date will be paid by the Company within forty-five (45) days following termination. You will not be entitled to any other separation benefits.

         (c) If there is a "Change in Control," the Company or you may terminate your employment immediately upon written notice at any time during the 365-day period following the Change in Control; however, you may not give such notice earlier than 275 days following the Change in Control and the termination will not be effective until 60 days after the date of your notice. If your employment is terminated by the Company or by you as a result of a Change in Control, you will be entitled to the same benefits as if your employment were terminated by the Company without cause.

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         The definitions of the terms in quotation marks relating to the Change in Control are as follows:

         "Change of Control" means the occurrence of any of the following events that occurs after the Effective Date:

          (a)      any Person becomes an Acquiring Person;

          (b) a merger of the Company with or into, or a sale by the Company of its properties and assets substantially as an entirety to, another Person occurs and, immediately after that occurrence, any Person, other than any Exempt Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of twenty five percent (25%), or more of the total voting power of the then outstanding Voting Shares of the Person surviving that transaction (in the case of a merger or consolidation) or the Person acquiring those properties and assets substantially as an entirety.

         "Acquiring Person" means any Person who or which, together with all Affiliates and Associates of such Person, is or are the Beneficial Owner(s) of a minimum of twenty five (25%) or more of the shares of Common Stock then outstanding, but does not include any Exempt Person; provided, however, that a Person shall not be or become an Acquiring Person if such Person, together with its Affiliates and Associates, shall become the Beneficial Owner of a minimum of twenty five percent (25%) or more of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock or any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting one percent (1%) or more of the then outstanding shares of Common Stock shall become an Affiliate or Associate of such Person, unless, in either such case, such Person, together with all Affiliates and Associates of such Person, is not then the Beneficial Owner of a minimum of twenty five percent (25%) or more of the shares of Common Stock then outstanding.

         "Affiliate" has the meaning ascribed to that term in Securities Exchange Act of 1934 Rule 12b-2.

         "Associate" means, with reference to any Person,

          (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 15% or more of any class of its equity securities,

          (b) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and

          (c) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

         "Beneficial Owner" means a specified Person who is deemed the "Beneficial Owner" of, and is deemed to "beneficially own," any securities.

          (a) of which that Person or any of that Person's Associates or controlled Affiliates, directly or indirectly, is the "beneficial owner" (as determined pursuant to Securities Exchange Act of 1934 Rule 13d-3) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this

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         subparagraph (a) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: 1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Securities Exchange Act of 1934 (that is, the exclusions in these subparagraphs
         (a) and (b) give effect to the exemption for a proxy or consent solicitation in Securities Exchange Act of 1934 Rule 14a-2(b)(2); and
         2) is not then reportable by such Person on Securities Exchange Act of 1934 Schedule 13D (or any comparable or successor report);

          (b) which that Person or any of that Person's Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (provided that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, with an exercise price equal to or below the public trading price at the time of calculation; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by that Person or any of that Person's Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

          (c) which are beneficially owned, directly or indirectly, by (1) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of the specified Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, or holding with the right to vote or of voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (a) of this definition) or disposing of any voting securities of the Company or (2) any group (as that term is used in Securities Exchange Act of 1934 Rule 13d-5(b)) of which that specified Person is a member; provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such a Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of that acquisition and the security has been placed in an investment account. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a stockholder meeting) or otherwise giving an authorization (within the meaning of
         Section 14(a) of the Securities Exchange Act of 1934) in respect of such security.

         "Common Stock" means the common stock or any other voting securities of the Company.

         "Exempt Person" means

          (a) (1) the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, and

                   (2) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any subsidiary of the Company and

          (b) you, any Affiliate or Associate of you or any group (as that term is used in Securities Exchange Act of 1934 Rule 1 3d-5(b)) of which you or any Affiliate or Associate is a member.

          (c) Michael Kagan, any Affiliate or Associate of Michael Kagan or any group (as that term is used in Exchange Act Rule 1 3d-5(b)) of which Michael Kagan or any Affiliate or Associate of Michael Kagan is a member.

          (d) Accel, S.A. de C.V., any Affiliate or Associate of said Accel or any group (as that term is used in said rule) of which said Accel or any Affiliate or Associate of said Accel is a member.

         "Person" means any natural person, sole proprietorship, corporation, partnership of any kind

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         having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company, joint venture, estate, trust, union or employee organization or governmental authority.

         "Publicly Traded" with respect to shares of stock of a company means traded on a national securities exchange or listed for quotation on NASDAQ.

         "Voting" shall include, in respect of a security, voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Section 14(a) of the Securities Exchange Act of 1934) in respect of such security.

         "Voting Shares" means:

          (a) in the case of any corporation, stock of that corporation of the class or classes having general voting power under ordinary circumstances to elect a majority of that corporation's board of directors; and

          (b) in the case of any other entity, equity interests of the class or classes having general voting power under ordinary circumstances equivalent to the Voting Shares of a corporation.

         During the term of your employment and for the twelve-month period following the termination of your employment, regardless of the reason for such termination, you agree to abide by the following restrictive covenants. All terms in quotation marks are defined below.

         (a) You understand and agree that the Company's "Confidential Information" and "Trade Secrets" constitute valuable assets of the Company and its affiliated entities and may not be used by you for your own personal use. Accordingly, you agree that you will not, directly or indirectly, disclose to any Person any Confidential Information or any Trade Secret or otherwise use any Confidential Information or Trade Secret in connection with any business activity outside of the Company. This provision is not intended to prohibit you from disclosing or using Confidential Information or any Trade Secret to the extent required by law, court order, or other legal process; however, if any disclosure is so required, you will provide the Company with written notice of such requirement prior to making the required disclosure.

         (b) You also agree that you will not, directly or indirectly, for yourself or for the benefit of any other Person or as a "Principal or Representative" of any "Person", solicit or induce any "Protected Employee" to terminate his or her employment relationship with the Company or to become employed by any other Person.

         (c) You also agree that you will not, directly or indirectly, solicit or take away any "Protected Customer for the purpose of selling or providing "Competitive Services."

         (d) You also agree that you will not, directly or indirectly, solicit or take away any "Protected Supplier" for the purpose of acquiring or purchasing goods or services in connections with selling or providing Competitive Services.

         (e) You also agree that you will not, directly or indirectly, seek or obtain a "Competitive Position" in the "Restricted Territory" with a "Competitor."

         Because any violation of these restrictive covenants would cause irreparable injury to the Company that cannot be compensated for adequately by monetary damages, you understand and

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agree that in the event you violate any of these restrictive covenants, the
Company has the right to preliminarily and permanently enjoin you from such violations and to have the restrictive covenants specifically enforced against you. In addition, the Company may require you to account for and pay over to the Company any compensation or profits or other benefits that you have improperly derived as a result of a violation of any of the restrictive covenants.

         The definitions of the terms in quotation marks relating to the restrictive covenants are as follows:

         "Competitive Position" means any employment with a Competitor in which you will use or is likely to use any Confidential Information or Trade Secrets, or in which you have duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by you for the Company;

         "Competitive Services" means the merchandising, manufacturing, distribution, selling or marketing of apparel products.

         "Competitor" means any Person engaged, wholly or in part, in Competitive Services.

         "Confidential Information" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, sales and marketing techniques and plans, lists of contact data, technical data relating to the Company's products or production techniques, purchase and supply information, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, client billing information, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, financial plans and data concerning the Company, and management planning information. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

         "Person" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

         "Principal or Representative" means a principal, owner, partner, shareholder, joint venture partner, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

         "Protected Customers" means any Person to whom the Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the termination Date. However, a Person is a Protected Customer only if: (a) you had business dealings with the Protected Customer on the Company's behalf; or (b) you were responsible for supervising or coordinating the dealings between the Company and the Protected Customer or (c) you obtained Trade Secrets or Confidential Information about the Protected Customer as a result of his association with the Company.

         "Protected Employees" means employees of the Company who were employed by the Company at any time within six (6) months prior to the date of the termination of your employment with the Company.

         "Protected Suppliers" means any person from whom the Company has purchased products or services or solicited to purchase products or services during the twelve (12) months prior to the

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         termination Date. However, a Person is a Protected Supplier only if:
         (a) you had business dealings with the Protected Supplier on the Company's behalf; or (b) you were responsible for supervising or coordinating the dealings between the Company and the Protected Supplier or (c) you obtained Trade Secrets or Confidential Information about the Protected Supplier as a result of his association with the Company.

         "Restricted Territory" means the United States and North, Central, and South America, the United Kingdom, Western Europe, Australia, New Zealand, and Fiji. The Company and you acknowledge and agree that the Company and its subsidiaries do business and sell men's, women's, boys' and girls' sportswear (tops and bottoms) in all 50 states of the United States and in each other country in the Restricted Territory.

         "Trade Secret" means all information regarding the Company, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of Confidential Information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Florida.

         After your employment is terminated by the Company, you agree to return to the Company any of the Company's property in your possession, which would include manuals, pamphlets, instructional materials, computer programs, software, art work, financial information, or any copyrightable material.

         This Memorandum relating to your employment arrangement with the Company is intended to be a contract binding on you and the Company, and each of our respective heirs, successors, and assigns. The terms of this Memorandum are governed by the laws of the State of Florida, and you agree that personal jurisdiction for any proceeding brought pursuant to this Memorandum shall be in the appropriate county or circuit court of the Thirteenth Judicial Circuit for Hillsborough County, Florida or the Federal District Court of the Middle District of Florida, Hillsborough County Division. Venue for any legal action arising under this Memorandum will be in Hillsborough County, Florida.

         The terms of this Memorandum may only be changed or amended in a written document signed by the Company and you.

         Any notice that is given under this Memorandum will be given to the Company at the address set forth above and to you at your home address as it appears on the records of the Company at such time.

         This Memorandum is intended to take the place of any other employment agreement or arrangement that you may have with the Company, and any such other agreement or arrangement is terminated as of the Effective Date; however, you agree that any payments or benefits to you or to the Company or otherwise that may be required under such other agreements or arrangements in the event of termination do not apply.

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         If you are in agreement with the terms and conditions of your employment by the Company as described in this Memorandum, please sign below.

                                      TROPICAL SPORTSWEAR
                                       INT'L CORPORATION

                                      By: /s/ Michael Kagan
                                      Print Name: /s/ Michael Kagan
                                      Title: Chief Executive Officer
                                      Dated: January 9, 2004,
                                      but effective for all purposes as of the
                                      Effective Date

APPROVED AND AGREED TO:

/s/ Robin J. Cohan
ROBIN J. COHAN
Dated: January 9, 2004
but effective for all purposes as of the Effective Date

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